UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2010

Cycle Country Accessories Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-68570	42-1523809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 38th Avenue West

Spencer, Iowa 51301

(Address of principal executive offices, including zip code)

(712) 262-4191

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 10, 2010, the registrant issued a press release regarding its results of operations for the first quarter ended December 31, 2009 and the second quarter ended March 31, 2010.  The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 27, 2010, the registrant issued a press release regarding a letter (the “Notice”) from NYSE Amex LLC (the “Exchange”) that it received on April 20, 2010 which stated that Cycle Country has been granted an extension of time to complete the Plan of Compliance (the “Plan”) that was previously submitted by the Company to the Exchange.   This Plan was previously announced by the Company in its current report filed on Form 8-K with the SEC on March 5, 2010.  The Exchange had previously granted Cycle Country until April 14, 2010 to complete its Plan.  Cycle Country was unable to complete the filings by the earlier date and requested an additional extension.

As previously disclosed, on January 13, 2010 and February 17, 2010, Cycle Country received letters from the Exchange notifying it that it is not in compliance with some of the Exchange’s continued listing standards for its failure to file its Form 10-K for the year ended September 30, 2009 and its Form 10-Q for the fiscal quarter ending December 31, 2009.

In the Notice, as described above, Cycle Country will continue to be subject to periodic review by the Exchange to determine whether it is making progress consistent with the Plan.  The Exchange staff may initiate delisting proceedings if Cycle Country does not come into compliance with the identified standards by May 17, 2010 or fails to make progress in implementing the Plan during the period covered by the Plan.

The full text of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cycle Country announced today that Mr. Al Bailey, its Vice President of Engineering and a former member of its Board of Directors has retired from his position with the Company.

In addition, the Company has announced that Mr. Phil Kohrs, its Vice President of Manufacturing has taken a new position with the Company.  He is now the Vice President of Business Development for the Company’s Imdyne division, overseeing the sales of contract manufacturing services, a non-executive officer position.

The full text of the press release is furnished as Exhibit 99.3 to this Form 8-K.

Item. 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
No.	Description
99.1

Press release issued on may 10, 2010, regarding the registrant’s results of operations for the first quarter ended December 31, 2009 and second quarter ended March 31, 2010, as well as Departure of Directors or Certain Officers.

99.2	Press release issued on April 27, 2010 regarding the Notice from NYSE Amex LLC regarding continued listing requirements.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and “should” are intended to identify forward-looking statements. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results or other outcomes contain forward-looking statements. These statements speak only as of the date hereof and, by their nature, are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Cycle Country undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLE COUNTRY ACCESSORIES CORP.

By:	/s/ Robert Davis
Robert Davis
Interim Chief Financial Officer

Date: May 10, 2010